UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2013
INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
Insulet Corporation (the “Company”) held its Annual Meeting of Stockholders on May 15, 2013. For more information on the following proposals, see the Company’s proxy statement dated April 4, 2013 (the “Proxy Statement”).

(a)
The stockholders elected each of the following three nominees to the Board of Directors as Class III Directors, each to serve for a three-year term and until their successor has been duly elected and qualified or until their earlier resignation or removal:

Nominee	Vote “For”	Vote “Withheld”	Broker Non-Votes
Duane DeSisto	48,073,275	758,659	1,736,004
Steven Sobieski	30,647,054	18,184,880	1,736,004
W. Mark Lortz	48,745,163	86,771	1,736,004
The terms in office of the Class I Directors (Sally Crawford, Regina Sommer and Joseph Zakrzewski) and the Class II Directors (Charles Liamos, Daniel Levangie and John A. Fallon, M.D.) continued after the Annual Meeting.

(b)	The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Vote “For”	Vote “Against”	Abstentions	Broker Non-Votes
47,001,749	1,638,498	191,687	1,736,004

(c)	The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Vote “For”	Vote “Against”	Abstentions	Broker Non-Votes
50,129,585	435,712	2,641	—
No other matters were submitted for stockholder action.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

May 17, 2013	By:	/s/ Brian K. Roberts
Chief Financial Officer